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                                                                   EXHIBIT 10.40

                                   AGREEMENT

            This AGREEMENT (this "Agreement") is made and entered into this 12th day of March, 1999 by and between CMAC INVESTMENT CORPORATION, a corporation organized and existing under the laws of the state of Delaware (hereinafter referred to as the "Company"), and Roy J. Kasmar (hereinafter referred to as the "Employee").

                                  RECITALS:

            WHEREAS, the Employee will be employed by the Company as its President and Chief Operating Officer; and

            WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company; and

            WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company's management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company; and

            WHEREAS, in order to induce the Employee to be an employee of the Company, the Company agrees that the Employee shall receive the compensation set forth in this Agreement as a cushion against the financial and career impact on the Employee in the event that Employee's employment with the Company is terminated subsequent to a "Change of Control" (as that term is defined in Section 1 hereof).

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows, effective as of the date on which the Employee becomes an employee of the Company:

            1. Definitions. When used in this Agreement, the following terms shall have the specific meanings shown in this Section unless the context of any provision of this Agreement clearly requires otherwise:

                  (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
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                  (b) "Beneficial Owner" of any securities shall mean:


                        (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

                        (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this subsection (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable successor report); or

                        (iii) where voting securities are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy described in the proviso to subsection (ii) above) or disposing of any voting securities of the Company;

provided, however, that nothing in this subsection (b) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until expiration of forty (40) days after the date of such acquisition.

                  (c) "Change of Control" shall be deemed to have taken place if
(i) any Person (except for the Employee or his family, the Company or any employee benefit plan of the Company or of any Affiliate, any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 20% or more of the shares of the Company then outstanding and entitled to vote for directors generally, (ii) any Person (except the Employee and his family), together with all Affiliates and Associates of such


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Person purchases substantially all of the assets of the Company, or (iii) during any twenty-four (24) month period, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of at least seventy-five percent (75%) of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent (75%) of the directors in office at the time of such election or nomination who were directors at the beginning of such period. Notwithstanding the foregoing, the merger between the Company and Amerin Corporation shall not be considered a Change of Control for purposes of this Agreement (the "Amerin/CMAC Merger").

                  (d) "Person" shall mean any individual, firm, corporation, partnership or other entity.

                  (e) "Subsidiary" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  (f) "Termination Date" shall mean the date of receipt of the Notice of Termination described in Section 2 hereof or any later date specified therein, as the case may be.

                  (g) "Termination of Employment" shall mean the termination of the Employee's actual employment relationship with the Company.

                  (h) "Termination following a Change of Control" shall mean a Termination of Employment within two years after a Change of Control either:

                        (i) initiated by the Company for any reason other than
(a) the Employee's continuous illness, injury or incapacity for a period of twelve consecutive months or (b) for "cause", which shall mean misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company and its Subsidiaries taken as a whole; or

                        (ii) initiated by the Employee upon the occurrence of one or more of the following:

                              (A) any failure of the Company to comply with and
satisfy any of the conditions of this Agreement;

                              (B) any change resulting in a significant
reduction by the Company of the authority, duties or responsibilities of the Employee;


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                              (C) any removal by the Company of the Employee
from the employment grade, compensation level or officer positions which the Employee holds as of the effective date hereof, except in connection with promotions to a higher office;

                              (D) the requirement that the Employee undertake
business travel (or commuting in excess of fifty miles each way) to an extent substantially greater than is reasonable and customary for the position the Employee holds.

            2. Notice of Termination. Any Termination following a Change of Control shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 15 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) briefly summarizes the facts and circumstances deemed to provide a basis for termination of the Employee's employment under the provision so indicated, and (iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than fifteen days after the giving of such notice).

            3.    Benefits Upon Change of Control.

                  (a) In the event of a Change of Control (i) any stock options previously granted to the Employee under any Company stock option or equity compensation plan which have not yet vested shall become vested, and (ii) any restricted stock previously granted to the Employee under any Company equity compensation plan which has not yet vested or become freely transferable shall become vested and freely transferable.

                  (b) In the event of the Employee's Termination following a Change of Control the Company shall pay to the Employee, within fifteen days after the Termination Date, an amount in cash equal to 2.0 times (i) the Employee's then current annual base compensation, plus (ii) the Employee's then current target bonus eligibility.

                  (c) In the event of the Employee's Termination following a Change of Control, the Employee shall be entitled to continued participation in the Company's life, disability, accident and health insurance plans for a period not to exceed thirty-six (36) months following the termination.

            4. Other Payments. The payment due under Section 3 hereof shall be in addition to and not in lieu of any payments or benefits due to the Employee under any other plan, policy or program of the Company except that no payments shall be due to the Employee under the Company's then current severance pay plan for employees, it any.

            5. Establishment of Trust. The Company has or will establish an irrevocable trust fund (hereinafter referred to as the "Trust Fund") pursuant to a trust agreement to hold assets contributed to satisfy its obligations under this Agreement. Funding of such trust fund shall be


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subject to the Company's discretion, as set forth in the trust agreement establishing the Trust Fund. Notwithstanding the foregoing:

                  (a) Upon a Change of Control of the Company, the Chief Financial Officer of the Company, or his authorized representative (hereinafter referred to collectively as the "Treasurer"), shall immediately remit to the Trustee of the Trust Fund as a contribution to the applicable trust established as part of the Trust Fund for the benefit of the Employee the amount due under this Agreement and not yet contributed to the Trustee as well as an amount estimated to be sufficient to pay all fees and expenses that may thereafter become due. The Trustee shall be under no duty to determine the sufficiency, or to enforce the making, of such contributions.

                  (b) In the event that the Chairman of the Board determines that a Change of Control of the Company is imminent, the Treasurer shall make the payments to the Trustee specified in paragraph (i) above. If a Change of Control of the Company shall not have occurred within ninety (90) days of the contribution made pursuant to this Section 5 and the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change of Control of the Company is not imminent, any amounts added to the Trust Fund pursuant to this Section, together with any earnings thereon, shall be paid by the Trustee to the Company.

            6.    Enforcement.

                  (a) In the event that the Company shall fail or refuse to make payment of any amounts due the Employee under Sections 3 and 4 hereof within the respective time periods provided therein, the Company shall pay to the Employee, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid from the date payment is required under Sections 3 and 4, as appropriate, until paid to the Employee, at the rate from time to time announced by PNC Bank, or its successor, as its "prime rate" plus 2%, each change in such rate to take effect on the effective date of the change in such prime rate.

                  (b) It is the intent of the parties that the Employee not be required to incur any expenses associated with the enforcement of his rights under this Agreement by arbitration, litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder. Accordingly, the Company shall pay the Employee on demand the amount necessary to reimburse the Employee in full for all expenses (including attorney's fees and legal expenses) incurred by the Employee in enforcing any of the obligations of the Company under this Agreement.

            7. No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by other employment or otherwise.


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            8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company or any of its Subsidiaries or Affiliates and for which the Employee may qualify; provided, however, that with respect to a Termination following a Change of Control, the Employee hereby waives the Employee's right to receive any payments under any severance pay plan or similar program applicable to other employees of the Company, and agrees to accept the payment provided in Section 3(b) above in lieu of any other severance pay plan or similar program.

            9. No Set-Off. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Employee or others.

            10. Taxes. Any payment required under this Agreement shall be subject to all requirements of law with regard to the withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

            11. Adjustment for Taxes. In the event that either the Company's independent public accountants or the Internal Revenue Service determine that any payment coverage, benefit or benefit acceleration provided to the Employee, whether specifically provided for in this Agreement or otherwise, is subject to the excise tax imposed by Section 4999 (or any successor provision) ("Section 4999") of the Code, the Company, within thirty (30) days thereafter, shall pay to the Employee, in addition to any other payment, coverage or benefit due and owing hereunder, an amount determined by multiplying the rate of excise tax then imposed by Section 4999 by the amount of the "excess parachute payment" received by the Employee (determined without regard to any payments made to the Employee pursuant to this paragraph) and dividing the product so obtained by the amount obtained by subtracting the aggregate local, estate and Federal income tax rate applicable to the receipt by the Employee of the "excess parachute payment" (taking into account the deductibility for Federal income tax purposes of the payment of state and local income taxes thereon) from the amount obtained by subtracting from 1.00 the rate of excise tax then imposed by Section 4999 of the Code, it being the Company's intention that the Employee's net after tax position be identical to that which would have obtained had Sections 280G and 4999 not been a part of the Code.

            12. Term of Agreement. The term of this Agreement shall be for 3 years from the date hereof and shall be automatically renewed for successive one-year periods unless the Company notifies the Employee in writing that this Agreement will not be renewed at least sixty (60) days prior to the end of the current term; provided, however, that (i) after a Change of Control during the term of this Agreement, this Agreement shall remain in effect until all of the obligations of the parties hereunder are satisfied or have expired, and (ii) this Agreement shall terminate if, prior to a


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Change of Control, the employment of the Employee with the Company or any of its
Subsidiaries, as the case may be, shall terminate for any reason, or if the Employee shall cease to be an Employee.

            13. Successor Company. The Company shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to acknowledge expressly that this Agreement is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the Company to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or successions had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, the Company shall mean the Company as hereinbefore defined and any successor or successors to its business and/or assets, jointly and severally.

            14. Greater Benefits. Notwithstanding anything contained in this Agreement to the contrary, in the event of the Employee's Termination following a Change of Control during the two-year period immediately following the Amerin/CMAC Merger, the Company shall pay to the Employee the greater of (i) the severance compensation and benefits provided pursuant to the terms of this Agreement, or (ii) the severance compensation and benefits provided pursuant to the terms of the Employment Agreement attached hereto as Exhibit A, but not duplicate benefits. The Employee shall, in his sole discretion, determine which of the foregoing benefits are greater. The Company agrees to amend this Agreement at the option of the Employee to the extent that a majority of the Change of Control Agreements between the Company and its senior executive officers (which are substantially similar to this Agreement) are amended following the date hereof.

            15. Notice. All notices and other communications required or permitted hereunder or necessary or convenient herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

            If to the Company, to:

            CMAC Investment Corporation
            1601 Market Street
            Philadelphia, PA 19103
            Attention: Corporate Secretary

            If to the Employee, to:

            Roy J. Kasmar

            _______________________

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            _______________________

            _______________________


or to such other names or addresses as the Company or the Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section 14; provided, however, that if no such notice is given by the Company following a Change of Control, notice at the last address of the Company or to any successor pursuant to Section 13 hereof shall be deemed sufficient for the purposes hereof. Any such notice shall be deemed delivered and effective when received in the case of personal delivery; five days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail; or on the next business day in the case of an overnight express courier service.

            16. Governing Law. This Agreement shall be governed by and construed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

            17. Contents of Agreements, Amendment and Assignment.

                  (a) This Agreement supersedes all prior agreements and sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment executed by the Employee and approved by the Board and executed on the Company's behalf by a duly authorized officer. The provisions of this Agreement may provide for payments to the Employee under certain compensation or bonus plans under circumstances where such plans would not provide for the payment thereof. It is the specific intention of the parties that the provisions of this Agreement shall supersede any provisions to the contrary in such plans, and such plans shall be deemed to have been amended to correspond with this Agreement without further action by the Company or the Board.

                  (b) Nothing in this Agreement shall be construed as giving the Employee any right to be retained in the employ of the Company.

                  (c) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee and the Company hereunder shall not be assignable in whole or in part by the Company.

            18. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.


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            19. Remedies Cumulative; No Waiver. No right conferred upon the
Employee by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, including, without limitation, any delay by the Employee in delivering a Notice of Termination pursuant to Section 2 hereof after an event has occurred which would, if the Employee had resigned, have constituted a Termination following a Change of Control pursuant to this Agreement.

            20. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

            IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

CMAC INVESTMENT CORPORATION

By: /s/ Frank P. Filipps                  /s/ Roy J. Kasmar
   -------------------------------       -------------------------------------
   Frank P. Filipps, Chief Executive     Roy J. Kasmar
       Officer

Attest: /s/ Howard S. Yaruss
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